For Immediate Release	For Further Information Contact:
Monday, April 23, 2007	Robert E. Phaneuf
Vice President - Corporate Development
(918) 632-0680

RAM ENERGY RESOURCES ANNOUNCES OPERATIONAL UPDATE;

INCREASES 2007 CAPITAL BUDGET BY 20 PERCENT

Tulsa, Oklahoma – RAM Energy Resources, Inc. (Nasdaq:  RAME) today announced that EOG Resources, Inc., which jointly owns an interest with RAM in a significant portion of the company’s North Texas Barnett Shale acreage, has elected to participate in and operate the Ramsey #1H well. The Ramsey #1H is to be drilled to a true vertical depth of approximately 6,840 feet with a lateral length of approximately 2,800 feet to test the Lower Barnett Shale formation. The well is located in southwest Wise County, Texas, within the prolific Fort Worth Basin. The total estimated cost to drill and complete the well is $3.1 million. If all other leasehold owners elect to participate in the drilling of the Ramsey #1H, RAM will own a 24 percent working interest in the well and will bear a like percentage of the costs.

The Ramsey #1H is the third well that RAM has proposed to EOG and other joint interest owners to date this year in an effort to accelerate the development of the company’s Barnett Shale acreage. RAM made two previous well proposals in recent months; in each case EOG elected to participate, drill and operate the proposed wells. Earlier this year, EOG elected to participate in the Ashe C 1H well located in Wise County, Texas. The Ashe C 1H well was spud earlier this month and is currently drilling ahead.

RAM recently proposed its fourth Barnett shale well to EOG. The Brown #2H well is to be drilled to a true vertical depth of approximately 7,100 feet with a lateral length of approximately 2,300 feet to test the Lower Barnett Shale formation. Located in Wise County, Texas, the total estimated cost to drill and complete the well is $2.7 million. As in the case of other wells proposed by RAM to EOG, if all parties elect to participate, RAM will own a 24 percent working interest in the well and will bear a like percentage of the costs.

RAM has an interest in 27,700 gross (6,800 net) acres in Jack and Wise Counties, Texas with all the acreage held by production. Currently RAM has 9 gross producing wells in the Barnett Shale, with the tenth well, the Devon-operated T. L. Dickenson 1-H, awaiting completion. In addition to the T.L. Dickenson 1-H well and

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the recently spud Ashe C 1H well, RAM’s project inventory for potential near-to-intermediate term growth in its Barnett Shale play includes five PUD locations, 19 probable seismic locations and 9 possible seismic locations, for a total of 35 locations identified to date. Many of these locations stem from the company’s acquisition and ongoing review of 35 square-miles of 3-D seismic data over the last year. RAM expects additional locations to emanate from further geophysical work on the acquired seismic data. Also, a portion of RAM’s 2007 capital budget is allocated to acquire an additional 60 square-miles of 3-D seismic covering other acreage in its Barnett Shale holdings.

2007 Capital Budget Increased 20 Percent to $36.3 Million

RAM initially allocated $4.0 million of its $30.3 million non-acquisition capital expenditure budget for 2007 to drilling and developmental activity on its Barnett Shale acreage. However, with EOG’s election to drill and operate three of the four wells proposed by RAM to date this year and with Devon Energy Corporation’s continuous drilling commitment, it has become increasing apparent that the activity level has reached the four to seven wells which comprised the existing 2007 capital spending allocation for the Barnett Shale. As a result of the year-to-date pace of apparent development activity, the portion of the budget allocated to the Barnett Shale has been increased by 150 percent, or $6.0 million, to a total of $10.0 million to accommodate additional wells anticipated to be proposed by the company to EOG from RAM’s inventory of seismically identified locations. Accordingly, the total company 2007 capital budget has been increased by about 20 percent to $36.3 million.

RAM’s Wolfcamp Shale Activity Update

In RAM’s 15,000 acre Wolfcamp shale play in West Texas, activity is continuing on the two vertical test wells drilled in the fourth quarter of 2006. Two zones have been fracture stimulated in one of the wells and one zone has been fracture stimulated in the other well. The wells are currently recovering fluids from the stimulation process and both wells are testing. At the conclusion of the fluid recovery effort from stimulated zones, it is anticipated that another zone in each of the wells will undergo fracture stimulation and additional testing. The company does not anticipate that it will be able to predict whether such completion activities will result in commercially productive wells until remaining targeted zones are fracture stimulated, frac fluids are recovered and additional testing occurs.

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RAM is also participating in a gas exploration play in the Arkoma Basin. Based on results in two previously drilled wells along with gas shows and electric log results in the current well, the company has elected to participate in the completion of the Weyerhaeuser 8-22 well. In addition, RAM has also elected to participate in the drilling of another proposed well, the Weyerhaeuser 10-22, anticipated to spud in the second quarter of this year.

RAM’s Inventory of Identified PUD Locations Remains High

At year-end 2006 the company had a substantial inventory of 228 proved undeveloped (PUD) locations. The inventory of locations amounts to about three years of drilling activity at recent rates of drilling. Importantly, 200 of the PUD locations identified are in the mature Electra/Burkburnett field in North Texas. As a part of its exploitation program, RAM drilled 79 development wells in the Electra/Burkburnett field during 2006, primarily converting PUD reserves to proved developed producing reserves. However, the drilling also established 64 new PUD well locations, replacing most of the PUD locations drilled with new PUD locations to be drilled in the future and extending its project inventory. Approximately 72 wells are targeted to be drilled in the field in the 2007 capital spending budget.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, which address estimates of drilling costs, capital spending, the possibility of reserve additions, the election of other working interest owners to the Joint Operating Agreement to participate or not in a well, and events or developments that RAM Energy Resources expects or believes are forward-looking statements. Although RAM Energy Resources believes the expectations expressed in such forward-looking

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statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, actions taken and to be taken by the government as a result of political and economic conditions, continued availability of capital and financing, rig availability and general economic, market or business conditions as well as numerous other risk factors described from time-to-time in RAM Energy Resources’ periodic reports, proxy statements and other information statements filed with the Securities and Exchange Commission.

RAM Energy Resources, Inc. is an independent energy company engaged in the acquisition, exploitation, exploration, and development of oil and gas properties and the marketing of natural gas and crude oil. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the Nasdaq under the symbol RAME. For additional information, visit the company website at www.ramenergy.com.